EXHIBT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-69030) of the Handleman Company of our report dated June 13, 2003 relating to the financial statements of the Handleman Company Salary Deferral Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Detroit, Michigan

June 24, 2003

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